UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Maiden Lane

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 below of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Section 3 — Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

On January 8, 2014, American International Group, Inc. (“AIG”) entered into Amendment No. 1 (the “Amendment”) to AIG’s Tax Asset Protection Plan, dated as of March 9, 2011 (the “Plan”), between AIG and Wells Fargo Bank, National Association, as Rights Agent. The Plan, the purpose of which is to help protect AIG’s ability to recognize certain tax benefits in future periods from net operating losses and other tax attributes, was originally scheduled to expire at the close of business on March 9, 2014 (subject to other earlier termination events as described in the Plan). The Amendment, which was unanimously approved by AIG’s Board of Directors, extends the expiration date of the Plan to January 8, 2017 (subject to other earlier termination events as described in the Plan) and also makes minor technical changes to the Plan.

The Plan is described in and included as Exhibit 4.1 to our Current Report on Form 8-K filed on March 9, 2011. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, attached to this Current Report on Form 8-K as Exhibit 4.1 and incorporated in its entirety into this Item 3.03 by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Amendment No. 1, dated as of January 8, 2014, between American International Group, Inc. and Wells Fargo Bank, National Association, as Rights Agent.

99.1	Press release of American International Group, Inc., dated January 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: January 8, 2014	By:	/s/ James J. Killerlane III
		Name:	James J. Killerlane III
		Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1, dated as of January 8, 2014, between American International Group, Inc. and Wells Fargo Bank, National Association, as Rights Agent.

99.1	Press release of American International Group, Inc., dated January 8, 2014.